Exhibit 99.1

Amended Definition of “Cause” under 2014 Equity Incentive Plan, equity awards outstanding thereunder and options outstanding under the 2008 Equity Incentive Plan.

“Cause” means, with respect to any Participant, the occurrence of any one or more of the following:  (i) a material breach by a Participant of his or her contractual obligations to the Company concerning his or her employment or the Company’s written policies; (ii) a Participant’s use of drugs or alcohol in such a manner as to materially interfere with the performance of his or her duties; or (iii) the Participant’s conviction of, or a plea of no contest to, a felony or misdemeanor involving moral turpitude.